CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Evergreen Select Equity Trust

We consent to the use of our reports dated November 12, 2004 for Evergreen Strategic Growth Fund (formerly Evergreen Select Strategic Growth Fund, and Evergreen Special Equity Fund, each a series of the Evergreen Select Equity Trust, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                        /s/ KPMG LLP

Boston, Massachusetts

January 28, 2005